Registration No. 33 -_____



                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549
                      ------------------------------------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                     OLD REPUBLIC INTERNATIONAL CORPORATION
             (Exact name of registrant as specified in its charter)

           Delaware                                   36-2678171
(State or other jurisdiction of                    (I.R.S. Employer
 incorporation or organization)                    Identification No.)

                            307 North Michigan Avenue
                             Chicago, Illinois 60601
                    (Address of Principal Executive Offices)

                 GREAT WEST CASUALTY COMPANY PROFIT SHARING PLAN
                            (Full title of the plan)
                     ---------------------------------------

                                  A. C. Zucaro
                     Old Republic International Corporation
                            307 North Michigan Avenue
                             Chicago, Illinois 60601
                     (Name and address of agent for service)

                                 (312) 346-8100
          (Telephone number, including area code, of agent for service)
                     ---------------------------------------



                                    copy to:
                                William J. Dasso
                     Old Republic International Corporation
                            307 North Michigan Avenue
                             Chicago, Illinois 60601

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------

Title of      Amount        Proposed      Proposed          Amount
Securities    to be         Maximum       Maximum           of
to be         Registered    Offering      Aggregate         Registration
Registered    (1)           Price Per     Offering          Fee
                            Share (2)     Price (2)
--------------------------------------------------------------------------------

Common
Stock, par    500,000       $16.86        $8,430,000        $2,225.52
value $1.00
per share

--------------------------------------------------------------------------------

(1) Pursuant to Rule 416 under the Securities Act of 1933, as amended, the number of shares of the issuer's Common Stock registered hereunder will be adjusted in the event of stock splits, stock dividends or similar transactions.

(2) Estimated solely for the purpose of computing the registration fee based upon the average of the high and low prices of the Common Stock as reported by the New York Stock Exchange on June 26, 2000.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II


               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  INCORPORATION OF DOCUMENTS BY REFERENCE
         ---------------------------------------
         The following documents filed by Old Republic International Corporation (the "Company") or Great West Casualty Company Profit Sharing Plan (the "Plan") with the Securities and Exchange Commission are incorporated herein by reference:

         1. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, as amended under cover of Form 10-K/A filed by April 30, 2000 (including those portions of the Company's definitive proxy statement for the Annual Meeting of Shareholders held on May 19, 2000, which are incorporated by reference in such Annual Report on Form 10-K), and as further amended on June 5,
2000).

         2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.

         3. The description of the Company's capital stock contained in the Company's Registration Statement on Form S-3 filed on December 24, 1997, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Company or the Plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.


Item 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL
         --------------------------------------

         The validity of the shares of Common Stock and participating interests offered under the Plan has been passed upon by Spencer LeRoy III, Senior Vice President, Secretary and General Counsel of the Company. As of May 31, 2000, Mr. LeRoy owned stock and had options to purchase stock granted under the Corporation's Employee Stock Plan, which are exercisable within 60 days, which in the aggregate represents less than 1/10th of 1% of the Corporation's Common Stock.



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

Item. 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
         -----------------------------------------
         Section 145 of the Delaware General Corporation Law contains provisions under which corporations organized thereunder are permitted or required in certain circumstances to indemnify directors, officers and others against certain liabilities and permitted to maintain insurance to cover such liabilities and liabilities against which such corporations may not directly indemnify such persons. Article Thirteenth of the Restated Certificate of Incorporation of the registrant grants indemnification to such persons to the extent permitted by Delaware law and authorizes the purchase of such insurance. Pursuant to the foregoing provisions, the registrant maintains policies of insurance for its directors and certain of its officers.

         Article Seventeenth of the Restated Certificate of Incorporation of the registrant eliminates the liability of the registrant's directors for monetary damages for breach of fiduciary duty as a director except where a director breaches his duty of loyalty to the registrant and its stockholders, fails to act in good faith or engages in intentional misconduct or a knowing violation of law, authorizes the payment of a dividend or stock repurchase which is illegal under Section 174 of the Delaware General Corporation Law or obtains an improper personal benefit.

         In addition, the registrant has entered or will enter into an Indemnity Agreement with each of its directors and certain officers. Under the provisions of the Indemnity Agreement, the registrant agrees with some limitations, to indemnify directors and officers against all expenses of investigations, judicial or administrative proceedings or appeals, whether threatened, pending or completed, amounts paid in settlement, attorneys' fees and, in third party proceedings, judgments and fines, actually and reasonably incurred in the defense or settlement of a civil, criminal or administrative proceeding if the officer or director acted in good faith in a manner which he believed to be in, or not opposed to, the best interests of the registrant.


Item 8.  EXHIBITS
         --------

  4 Instruments defining the rights of security holders, including indentures.

  (A)         *   Certificate  of  Designation  with  respect to Series A Junior
                  Participating  Preferred  Stock (Exhibit 4.1 to Form 8-K filed
                  May 30, 1997).

  (B)         *   Certificate  of  Designation   with   respect  to  Series  G-2
                  Convertible  Preferred  Stock  (Exhibit  4(A) to  Registrant's
                  Annual Report on Form 10-K for 1995).

   (C)        *   Amended  and  Restated  Rights  Agreement  dated as of May 15,
                  1997 between Old Republic International  Corporation and First
                  Chicago Trust Company of New York (Exhibit 4.1 to Registrant's
                  Form 8-K filed May 30, 1997).

   (D)        *   Agreement  to furnish  certain long term debt  instruments  to the  Securities & Exchange  Commission  upon request  (Exhibit
                  4(D) on Form 8 dated August 28, 1987).

   (E)        *   Form of  Indenture  dated as of August 15,  1992  between Old
                  Republic   International   Corporation  and  Wilmington  Trust
                  Company,  as  Trustee  (Exhibit  4(G) to  Registrant's  Annual
                  Report on Form 10-K for 1993).

   (F)        *   Supplemental   Indenture   No. 1  dated  as  of  June 16, 1997
                  supplementing the Indenture (Exhibit 4.3 to Registrant's  Form
                  8-A filed June 16, 1997).

   (G)        *   Supplemental  Indenture  No. 2 dated  as  of December 31, 1997
                  supplementing   the  Indenture.  (Exhibit 4(G) to registrant's
                  Annual Report on Form 10-K for 1997).

  5(A) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

  5(B)        *   Internal   Revenue  Service  determination  letter  dated  May
                  3, 1989 (Exhibit 5(b) to the Registrant's S-8 Registration No.
                  33-52069 dated January 28, 1994.)

 10           *   Great  West Casualty Company Profit Sharing Plan.  (Exhibit 10
                  to  the  Registrant's  S-8  Registration  No.  33-52069  dated
                  January 28, 1994.)

 23(a)            Consent of PricewaterhouseCoopers LLP, independent accountants

 23(b)            Consent of Spencer LeRoy III (included as part of Exhibit 5).

 24               Powers of Attorney.

 28           *   Consolidated  Schedule  P(Exhibit 28  to  Registrant's  Annual
                  Report on Form 10-K for 1999).


------------
  * Exhibit incorporated herein by reference.




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

The Registrant has submitted the Plan to the Internal Revenue Service ("IRS") and undertakes to submit any amendment thereto to the IRS in a timely manner and has made or will make all changes required by the IRS in order to qualify the Plan.


Item 9.  UNDERTAKINGS
         ------------

                  The undersigned registrant hereby undertakes:

         (1)      To file,  during any period in which offers or sales are being
                  made,  a   post-effective   amendment  to  this   registration
                  statement:


                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement(or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                   Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post- effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described in Item 6 above, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chicago and State of Illinois on the 26th day of June, 2000.


                                          OLD REPUBLIC INTERNATIONAL CORPORATION

                                          By           /s/ A. C. Zucaro
                                              ----------------------------------
                                                   A. C. Zucaro, President


         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on the 26th day of June, 2000.


          Signature                                      Title
          ---------                                      -----

    /s/ A. C. Zucaro                         Director, Chairman of the Board,
------------------------------               President and Chief Executive
        A. C. Zucaro                         Officer


    /s/ Paul D. Adams                        Senior Vice President, Chief
------------------------------               Financial Officer and Treasurer
        Paul D. Adams


    /s/ Harrington Bischof                   Director
------------------------------
        Harrington Bischof*


    /s/ Anthony F. Colao                     Director and Chairman of
------------------------------               Old Republic RE, Inc.
        Anthony F. Colao*


    /s/ Jimmy A. Dew                         Director and Sales Group Manager
------------------------------               Republic Mortgage Insurance Company
        Jimmy A. Dew*

    /s/ Kurt W. Kreyling                     Director
------------------------------
        Kurt W. Kreyling*


     /s/ Peter Lardner                       Director and Chief Executive
------------------------------               Officer of Bituminous Casualty
        Peter Lardner*                       Corporation



    /s/ Wilbur S. Legg                       Director
------------------------------
        Wilbur S. Legg*


    /s/ John W. Popp                         Director
------------------------------
        John W. Popp*


    /s/ William A. Simpson                   Director and President of
------------------------------               Republic Mortgage Insurance Company
        William A. Simpson*


    /s/ Arnold L. Steiner                    Director
------------------------------
        Arnold L. Steiner*


    /s/ David Sursa                          Director
------------------------------
        David Sursa*


    /s/ William G. White, Jr.                Director
------------------------------
        William G. White, Jr.*


*By:   /s/ A. C. Zucaro
    --------------------------------
     A. C. Zucaro, Attorney-In-Fact
     Pursuant to a Power of Attorney


         Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the employee benefit plan) have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of South Sioux City, State of Nebraska on June 26, 2000.


Great West Casualty Insurance Company Profit Sharing Plan


By:         /s/ Allen J. Johnson
   ------------------------------------------------------

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                        Description
-----------                        -----------

   4 Instruments defining the rights of security holders, including indentures.

    (A)            *  Certificate  of  Designation   with  respect  to  Series A
                      Junior Participating  Preferred Stock (Exhibit 4.1 to Form
                      8-K filed May 30, 1997).

    (B)            *  Certificate of  Designation  with  respect  to  Series G-2
                      Convertible Preferred Stock (Exhibit 4(A) to Registrant's Annual Report on Form 10-K for 1995).

    (C)            *  Amended  and  Restated  Rights   Agreement   dated  as  of
                      May   15,  1997   between   Old   Republic   International
                      Corporation   and   First  Chicago  Trust  Company  of New
                      York  (Exhibit   4.1  to  Registrant's Form  8-K filed May
                      30, 1997).

    (D)            *  Agreement to  furnish  certain long term debt  instruments to the Securities & Exchange Commission upon request (Exhibit 4(D) on Form 8 dated August 28, 1987).

    (E)            *  Form   of   Indenture   dated   as   of   August  15, 1992
                      between  Old  Republic   International   Corporation   and
                      Wilmington   Trust  Company,  as   Trustee   (Exhibit 4(G)
                      to Registrant's Annual Report on Form 10-K for 1993).

    (F)            *  Supplemental  Indenture  No. 1 dated  as  of June 16, 1997
                      supplementing the Indenture (Exhibit 4.3 to   Registrant's
                      Form 8-A filed June 16 1997).

    (G)            *  Supplemental Indenture No. 2 dated as of December 31, 1997 supplementing The Indenture. (Exhibit 4(G) to Registrant's Annual Report on Form 10-K for 1997).

   5(A) Opinion of Spencer LeRoy III as to the validity of the securities being registered.

   5(B)            *  Internal  Revenue   Service  determination  letter   dated
                      May 3, 1989 (Exhibit   5(b)   to  the   Registrant's   S-8
                      Registration No. 33-52069 dated January 28, 1994).

                                INDEX TO EXHIBITS
                                -----------------

Exhibit No.                        Description
-----------                        -----------

  10               *  Great  West  Casualty Company Profit Sharing Plan (Exhibit
                      10 to the Registrant's S-8 Registration No. 33-52009 dated
                      January 28, 1994).


  23(A)               Consent  of  PricewaterhouseCoopers   LLP,     independent
                      accountants.

  23(B)               Consent   of   Spencer   LeRoy   III  (included as part of
                      Exhibit 5(A)).

  24                  Powers of Attorney

  28               *  Consolidated  Schedule P   (Exhibit 28   to   Registrant's
                      Annual Report on Form 10-K for 1999).



-----------
  * Exhibit incorporated herein by reference.





















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